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                                                                  EXHIBIT 10.20


MEMORANDUM OF AGREEMENT OF LEASE ENTERED INTO THE ____ DAY OF _________________.


BETWEEN                                GRIFFITH LABORATORIES LIMITED

                                       an Ontario corporation with its head
                                       office and principal place of business at 757 Pharmacy Avenue, Scarborough, Ontario M1L 3J8

                                       (hereinafter called the "Lessor")

AND:                                   GRIFFITH MICRO SCIENCE LIMITED

                                       an Ontario corporation with its head
                                       office and principal place of business at 757 Pharmacy Avenue, Scarborough, Ontario M1L 3J8

                                       (hereinafter called the "Lessee")

1.       DESCRIPTION AND LEASE OF PREMISES

         Lessor, in consideration of the rent, covenants and agreements hereinafter contained on the part of Lessee to be paid, kept and performed, hereby leases to Lessee and Lessee does hereby hire and take from Lessor that designated portion containing approximately TWENTY-THREE THOUSAND TWO HUNDRED SQUARE FEET (23,200 sq. ft.) and representing _________________ percent (____ %) of total occupiable area of the building of which the Leased Premises form part, bearing civic number 757 Pharmacy Avenue, Scarborough, Ontario M1L 3J8 (the "Building") and being part of the Building erected upon that certain parcel of land (hereinafter referred to as the "Leased Premises")

         The area is measured from the exterior face of all exterior walls mid from the centre line of all interior walls separating the Leased Premises from the adjacent Premises.

2.       TERM OF LEASE

         The Term of this Lease shall be for TEN (10) YEARS and shall commence on the 1st day of October 1998 and terminate on the 30th day of September 2008 unless sooner terminated under the provisions hereof.

         Should the Lessee continue to occupy the Leased Premises after the expiry of the Term without a written agreement, there shall be no tacit renewal and the Lessee shall pay the Lessor rent and other charges for the period of occupancy as set out in this Lease or renewal thereof, plus fifty percent (50%) thereof, without prejudice to such further damage claims as may be available to the Lessor against the Lessee. However, the Lessee is not to have the right to such occupancy beyond the expiry of the Term.



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3.       USE OF THE PREMISES

         Lessee covenants that the premises shall be used solely for the purpose of: OFFICES, STORAGE AND STERILIZATION PROCESSING OF HEALTH CARE AND OTHER PRODUCTS.

4.       NET RENT

         Lessee covenants and agrees to pay the Lessor in lawful money of Canada a net annual rental calculated on the basis of $____ per square foot, payable in equal consecutive monthly installments of _______ THOUSAND _________ HUNDRED AND ______________ DOLLARS ($________) each payment due in advance on the first day of each month during the Term hereof.

         The rent as herein provided shall be paid to Lessor and/or its nominee at the head office of the Lessor, at 757 Pharmacy Avenue, Scarborough, Ontario M1L 3J8 or at such other place as shall be designated by Lessor in writing to Lessee.

5.       PROPORTIONATE EXPENSE RENTAL

         Without limiting the obligations of the Lessee, the Lessee shall pay during the Term of this Lease as additional rental to the Lessor, in the proportion that the area of the Leased Premises bears to the total rentable area of the Building of which the Leased Premises form part the aggregate of (adjusted in the first and last year of the Term):

5.1.1    TAXES

         The Lessee shall pay, whether they be special or general, its proportionate share of all taxes, property taxes, municipal taxes, school taxes, water and business taxes, rates including local improvement rates, duties and assessments and any tax on capital that may be levied, rated, charged or assessed against or related to the Building and/or all equipment and facilities thereon or therein, and/or the land and appurtenant land on which the Building is situated, and/or any property on or in the Building owned or brought thereon or therein by Lessor or Lessee and/or against Lessor or Lessee in respect thereof, whether such taxes, rates, duties or assessments are charged by a municipal, parliamentary school, or any other body of competent jurisdiction as well as all reasonable expenses related to the contesting of any part of said charges, all of which may be referred to as Taxes.

5.1.2    CHANGE IN TAXING SYSTEM

         If during the term of the Lease, any fiscal authority makes any change, either by statute, regulation, or otherwise, in the method of taxation, such that any of the said Taxes are replaced or changed, or if a new tax or form of tax or assessment or the like is charged or imposed, and whether such new tax is imposed on the Lessor or on the rents or revenues of the realty of which the Leased Premises form part, or the rents or revenues of leasing the realty, or any part thereof, the word "Taxes" will include such new tax, assessment or the like. If any fiscal authority eliminates any tax, assessment or the like, presently forming part of the Taxes, the Lessor will eliminate such tax, assessment or the like from the Taxes.




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5.2      INSURANCE

         The Lessee shall pay its actual share of all premiums as determined by the underwriters with respect to insurance to be placed by Lessor or its parents for so long as Lessor and Lessee are insured parties under the policies and described as follows:

         (i) Insurance covering the building, equipment and improvements against all risks of loss, including boiler and machinery risks and business interruption insurance;

         (ii)  General liability insurance;

         (iii) Such other insurance as institutional lenders, the Lessor or its parents may reasonably require with respect to loss of or damage to the Leased Premises or liability arising therefrom. In the event of a loss, the parties shall each be responsible for paying the deductible in the same proportion as their respective losses bear to the total loss. Lessee will pay the amount of any increase in insurance premiums on the whole of the Building of which the Leased Premises form part if such increase is caused by Lessee's operations in the Leased Premises.

5.3      OTHER EXPENSES

         Without limiting the generality of the foregoing, the Lessee shall pay its proportionate share of all costs related to the maintenance and repair of the washrooms, corridors, driveways and parking, heating and air-conditioning equipment and services, and all other equipment, areas, and all facilities and services available at the commencement of the Term or added or provided at any time thereafter (should such services, etc. be reasonably required and requested by Lessee and to the extent that they are available), including but not limited to the costs of the utilities, heating, services and equipment described in Clause 8.

         The Lessee shall furthermore pay its proportionate cost of the expense incurred to keep the exterior of the Leased Premises in good order and condition and to provide winter and summer exterior ground maintenance.

6.       LESSEE'S CONTRIBUTION

         Notwithstanding anything to the contrary hereinabove contained, the Lessor may, instead of billing individually for taxes and other items to be paid by the Lessee, as herein stipulated, estimate the amounts payable by the Lessee under the provisions of this Lease for such periods as the Lessor may determine (but not exceeding twelve months) , the Lessee hereby agreeing to pay to the Lessor such amounts in [MONTHLY] installments in advance. Within thirty (30) days following the expiration of the period for which such estimated payments have been made, the Lessor shall deliver to the Lessee a statement of the actual costs payable pursuant to clause 5. If the amounts actually due by the Lessee for such period exceed the amount so collected by the Lessor, the Lessee shall pay same forthwith upon receipt of said statement, and if the amounts due by the Lessee for the said period are less than the amount actually collected by the Lessor, then the Lessor may remit same forthwith or credit same to the next ensuing payments becoming due by the Lessee to the Lessor.




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         All sums due by the Lessee to the Lessor in virtue of this Lease, whether under this clause or otherwise, will be considered as rent for all legal purposes.


         Late Payments: The acceptance by the Lessor of any postdated cheque or money due for rent after its due date is to be considered as a mode of collection only, without novation of, nor derogation from, any of the Lessor s rights, recourses and actions in virtue of this Lease which demands punctual payment of all obligations.

7.       TAXES, ASSESSMENTS, ETC.

         7.1 Lessee will in each and every year during the Term of this Lease pay and discharge or cause to be paid and discharged, all business taxes, license fees, public utility charges, water rates, sewer rates and other like fees, charges, rates and assessments, that may be levied, charged, rated or assessed against the Leased Premises and/or all equipment and facilities thereon or therein and/or any property on the Leased Premises owned or brought thereon by Lessee, and every tax and license fee, all arising out and in respect of Lessee's business carried on therein, or in respect of the occupancy of the Leased premises by Lessee (and any and every of its assignees or sublessees) whether such license fees, charges, rates, assessments and taxes are charged by a municipal, parliamentary, school or any other body of competent jurisdiction, and all charges for public utilities including electric current, gas, water, steam or hot water used upon or in respect of the Leased Premises and for fitting, machines, apparatus, meters or other things Leased in respect thereof, and for all work or services performed by any corporation or commission in connection with such utilities; and will indemnify, and keep indemnified Lessor from and against payment of all losses, costs, charges and expenses occasioned by, or arising from any and every such license fee, charge, rate, assessment and tax. Lessee will furnish to Lessor within ten (10) days after the date on which the same become due and payable, receipts or other appropriate evidence as to the payment of each such tax rate, charge, assessment duty and license fee.

         7.2 The Lessee undertakes to pay, or cause to be paid, during the term of this Lease, all goods and services taxes, value added taxes, and all similar taxes, assessed presently or in the future on or with respect to the Rent and/or any other sum payable to the Lessor or for the benefit of the Lessor, and regardless of the party on whom all such taxes may be imposed by any fiscal authority.

         7.3 If pursuant to any law or regulation or the like, any said taxes or assessment is or becomes payable by the Lessor or by owners of property, or if the method of collection of such taxes or assessments is changed such that the Lessor is subject to them rather than the Lessee, the Lessee undertakes to reimburse the Lessor within seven (7) days of a request made to the Lessee to do so, the Lessee's share of all sums so charged or assessed against the Lessor, which shall be the proportion that the area of the Leased premises bears to the total leased area of the Building, and the Lessee shall indemnify the Lessor and hold the Lessor harmless from all the costs and expenses related thereto.



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8.       UTILITIES, HEATING, SERVICES AND EQUIPMENT

         The Lessor shall provide electricity, water, heat, telephone, natural gas, pest control, [garbage removal], all public utilities, janitorial service, general building maintenance, boilers and lift trucks as agreed by the parties with respect to the Leased Premises. The Lessee shall pay Lessor an annual agreed-upon charge as additional rent for the above-mentioned items, pursuant to CLAUSE 5.

9.       IMPROVEMENTS AND ALTERATIONS

         Lessee shall have the right to make at its own expense, additions, alterations and changes in and to the Leased Premises provided however, that no such work with a cost in excess of $50,000 shall be commenced except with the prior written consent of Lessor, whose consent may not be unreasonably withheld and on compliance with the following conditions.

         a) Lessee shall furnish to Lessor plans and specifications showing in reasonable complete detail the work proposed to be carried out and the estimated cost thereof and Lessor shall approve or reject such plans and specifications within thirty (30) days after receipt of the same. If such plans and specifications are approved, all work shall be carried out in compliance with the same;

         b) The value of the Leased Premises shall not, as a result of any work proposed to be carried out by Lessee, be less than the value of the Leased Premises before the commencement of such work and Lessor shall be the sole judge of such value;

         c) All work shall be carried out with reasonable dispatch and in a good workmanlike manner and in compliance with all applicable permits, authorizations and building and zoning by-laws and with all regulations and requirements of all competent authorities having jurisdiction over the Leased Premises;

         d) The Leased Premises shall at all times be free of all conditional bills of sale, pledges, registered privileges, workmen's and suppliers' liens and other similar liens and charges. Lessor may require Lessee to furnish security satisfactory to Lessor guaranteeing the completion of the work and the payment of the cost thereof free and clear of all conditional bills of sale, pledges, privileges, workman's and suppliers' liens and other similar liens and charges, as well as for the replacement of the Leased Premises to their former state, as specified in CLAUSE 16 below;

         f) Lessee or its contractors or subcontractors shall maintain Worker's Compensation insurance covering all persons employed in connection with the work and shall produce evidence of such insurance to Lessor and shall also maintain such general liability insurance for the protection of Lessor and Lessee as Lessor may require.

         g) All work, when completed, shall be comprised in, and form part of the Leased Premises and shall be subject to all the provisions of this Lease and Lessee shall not have any right to claim compensation therefor and the same shall not be removed by Lessee on termination of this Lease, unless the Lessor requests that part or all of it be removed, in which case the Lessee shall comply and shall repair any damage related thereto or caused thereby.

         h) Should the Lessee, after having obtained written consent from the Lessor, effect changes in the partitions or otherwise modify the Leased Premises, and accordingly had to



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relocate or modify the heating and, if applicable, the air conditioning equipment, such changes and/or modifications would have to be effected at the sole cost and risk of the Lessee.

10.      INSPECTION AND REPAIR

         Lessor and its agents shall have the right, at all reasonable times during the Term of this Lease to enter the Leased Premises to examine the condition thereof and to ascertain whether Lessee is performing its obligations hereunder, and Lessee shall make any repairs or commence to make such repairs which Lessor reasonably deems necessary as a result of such examination. If Lessee fails to commence to make any such repairs within thirty (30) days after notice from Lessor requesting Lessee so to do, Lessor may, without prejudice to any other rights or remedies it may have, make such repairs and charge the cost thereof to Lessee. Nothing in this clause shall be construed to obligate or require Lessor to make any repairs but Lessor shall have the right at any time to make any emergency repairs without notice to Lessee and charge the cost thereof to Lessee. Any costs chargeable to Lessee hereunder shall be payable forthwith on demand as additional rent.


11.      FAILURE OF LESSEE TO PERFORM

         If Lessee fails to pay any amounts due hereunder, Lessor may pay or contract the same and shall be entitled to charge the sums so paid or contracted to Lessee who shall pay them forthwith on demand together with an administration fee of 15%, as additional rent and Lessor, in addition to any other rights, shall have the same remedies and may take the same steps for the recovery of rent in arrears under the terms of this Lease; all arrears of rent and any monies paid by Lessor or due by Lessee to Lessor under this Lease, shall bear interest at the rate of eighteen percent (18%) per annum or one and one-half (1.5%) percent per month or the maximum interest permitted under law, whichever is less, from the time such arrears become due until paid to Lessor.

12.      DEFAULT

         Without prejudice to all of the rights and recourses available to the Lessor, the following shall be considered special defaults under the terms of this Lease;

         a) in the event that Lessee shall be in default under any provision of this Lease providing for the payment of rent or additional rent and such default shall continue for twenty (20) days after the due date;

         b) in the event that Lessee shall be adjudicated a bankrupt or make any general assignment for the benefit of creditors, or take, or attempt to take, the benefit of any insolvency or bankruptcy Act, or if a petition in bankruptcy shall be granted against Lessee, or if a receiver or trustee be appointed for the property of Lessee, or any part thereof, or any execution be issued pursuant to a judgment, rendered against Lessee or pursuant to this Lease, or if the estate of Lessee hereunder be transferred or pass to or devolve upon any other person or corporation by operation of law; or if the Lessee abandons the Leased Premises or if they are vacant or



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unattended for more than ten (10) days, or occupied by persons other than the
Lessee without Lessor's written consent; or

         c) in the event that Lessee shall be in default in observing any covenant herein contained and/or performing any of its obligations contained in the Lease (other than a default in the payment of rent or additional rent) and such default shall continue for thirty (30) days after written notice specifying such default shall have been given to Lessee by Lessor.

         In the event of any special default under the terms of this Lease, the Lessor without prejudice to any rights or remedies it may have hereunder or by law shall have the right to terminate this Lease forthwith upon written notice given to Lessee by Lessor. Lessee upon such a termination of this Lease shall thereupon quit and surrender the Leased Premises to Lessor and Lessor, its agents and servants, may immediately or at any time thereafter, re-enter the Leased Premises and dispossess Lessee, and remove any and all persons and any or all property therefrom whether by summary disposition proceedings or by any suitable action of proceeding at law, or otherwise without being liable to prosecution or damages therefor.

         In case of any termination, or in case Lessee, in the absence of such termination, shall be dispossessed by or at the instance of Lessor in any lawful manner, whether by force or otherwise, rent for the balance of the original Term of the Lease shall immediately become due and payable and this Lease shall immediately, at the option of the Lessor become forfeited and terminated and the Lessor may, without notice or any form of legal process, forthwith re-enter upon and take possession of the Leased Premises and remove the Lessee's effects therefrom, the whole without prejudice to and under reserve of all of the rights and recourse of the Lessor to claim any and all losses and damages sustained by the Lessor by reason of and arising from any default of the Lessee.

13.      EXPIRATION OF LEASE

         The Lessee shall at the expiration or sooner termination of the Term of this Lease peaceably surrender and yield up unto Lessor the Leased Premises together with all buildings, alterations, replacements, additions, erections, and improvements (leasehold or otherwise), including, but not limited to electrical installations, electric or other fixtures, offices, partitions, divisions, showrooms, air-conditioning and heating equipment, paneling, built-in furniture, wall-to-wall carpets, attached carpets or other floor coverings, attached cabinets, attached conveyor systems, attached racks, or other attached equipment, wiring, switches, meters, meter boxes and transformers, which at any time during the Term hereof shall be placed, made, installed, fixed or attached therein or thereon by the Lessee, in good repair and condition, subject to reasonable wear and tear only, and without any compensation whatsoever being allowed to the Lessee for same. Lessee shall not remove or alter any of the foregoing during the Term of the Lease or Renewal or Extension thereof, without the written consent of the Lessor. However, the Lessor shall have the right to require the Lessee, prior to or after the termination of the Lease or any renewal or extension thereof, to remove any or all of the foregoing items, in which case the Lessee shall remove the items requested to be removed, repairing any damage related thereto or caused thereby, and to the extent required by the Lessor, the Lessee shall leave the Leased Premises in their original good and clean state and condition, subject to reasonable wear and tear.



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14.      SIGNS

         Lessor shall have the right at all times during the Term of this Lease to place upon the Leased Premises a notice of reasonable dimensions and reasonably placed, so as not to interfere with the business of the Lessee, stating that the Leased Premises are for sale and for nine (9) months prior to the termination of this Lease, Lessor shall have the right to place upon the Leased Premises a similar notice that the Leased Premises are for rent and Lessee will not remove such notice or knowingly permit same to be removed.

         Lessor shall have the right to exhibit the Leased Premises from time to time to any insurer, prospective mortgagee, purchaser or Lessee at all reasonable hours.

         Any exterior signs or any signs visible from the exterior will be subject to the Lessor's prior approval in writing and installation if approved will be at the sole expense of the Lessee. All such signs shall comply with the lawful requirements of municipal and governmental authorities.

15.      SUBLETTING BY LESSEE

         Subject to the provisions hereinafter defined, the Lessee shall have the right to sublet the Leased Premises or any portion thereof or assign its rights in the present Lease with the consent of the Lessor which consent may be withheld in Lessor's sole discretion, provided however, that in the event Lessor withholds such consent, this Lessee may terminate this Lease immediately upon vacating the Leased Premises. Notwithstanding such subletting and assignment, the Lessee shall remain jointly and severally liable with such sublessee or assignee for the performance of all the terms and conditions of the present Lease.

         If the Lessee wishes to so sublet or assign, it must submit to the Lessor a copy of the offer to sublet or assign, together with a request for consent of the Lessor, and the Lessor shall have thirty (30) days from receipt thereof to take the Leased Premises or portion in question as subleases at the same rental rate and other terms and conditions of this Lease or, at the Lessor's option, to cancel this Lease as of the effective commencement date of such offer to sublet or assign.

         However, should the Lessor not exercise its right to take the Leased Premises as sublessee, or to cancel this Lease, the Lessor shall not thereby be precluded from withholding its consent to the said sublet or assignment, provided said consent shall not be unreasonably withheld.

16.      DESTRUCTION OF PREMISES

         Provided, and it is hereby expressly agreed that if and whenever during the Term hereby leased, the Building or the portion of the Building hereby leased shall be destroyed or damaged by fire, lightning or otherwise, or any of the other perils insured against under the provisions of Clause 6, then and in every such event:



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         A)    if the damage or destruction is such that the portion of the
               Building hereby leased, or the Building is rendered wholly or partially unfit for occupancy or it is impossible or unsafe to use and occupy it and if in either event the damage, in the opinion of Lessor to be given to Lessee within thirty (30) business days of the happening of such damage or destruction, cannot be repaired with reasonable diligence within one hundred and eighty (180) days from the happening of such damage or destruction, then either Lessor or Lessee may within five (5) days next succeeding the giving of the Lessor's opinion as aforesaid, terminate this Lease by giving to the other notice in writing of such termination, in which event this Lease and the term hereby leased shall cease and be at an end as of the date of such destruction or damage and the rent and all other payments for which Lessee is liable under the terms of this Lease shall be apportioned and paid in full to the date of such destruction or damage; in the event that neither Lessor nor Lessee so terminate this Lease, the Lessor shall repair the said Building (excluding the Lessee's Leasehold Improvements) with all reasonable speed and the rent hereby reserved shall abate from the date of the happening of the damage until the damage shall be made good to the extent of enabling Lessee to use and occupy the Leased Premises;

         B) if the damage be such that the portion of the Building hereby leased is wholly unfit for occupancy, or if it is impossible or unsafe to use or occupy it but if in either event the damage, in the opinion of Lessor, to be given to Lessee within thirty (30) business days from the happening of such damage, can be repaired with reasonable diligence within one hundred and eighty (180) days of the happening of such damage, then the rent hereby reserved shall abate from the date of the happening of such damage until the damage shall be made good to the extent of enabling Lessee to use and occupy the Leased Premises and Lessor shall repair the damage (excluding the Lessee's Leasehold Improvements) with all reasonable speed;

         C) if, in the opinion of the Lessor, the damage can be made good, as aforesaid, within one hundred eighty (180) days of the happening of such destruction or damage and the damage is such that the portion of the Building leased is capable of being partially used for the purposes for which it is hereby leased, then until such damage has been repaired the rent shall abate in the proportion that the part of the portion of the Building leased is rendered unfit for occupancy bears to the whole of the said portion of the Building leased and Lessor shall repair the damage (excluding the Lessee's Leasehold Improvements) with all reasonable speed.

         Should any mortgage creditor who may have an interest in any insurance proceeds refuse to permit the use of such proceeds for the repair, replacement, rebuilding and/or restoration as hereinabove provided and for the payment of amounts expended for such purposes, then the Lessor's obligation to repair or rebuild as provided for hereinabove shall cease and shall be null and void and the Lease shall be canceled effective as of the date of the damage, unless, the Lessor, at the Lessor's sole option, chooses to repair or rebuild.



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17.      COMPLIANCE WITH LAWS AND REGULATIONS

         The Lessee shall, at its own expense, promptly comply with the requirements of every applicable statute, law and ordinance and with every applicable lawful regulation or order with respect to the removal of any encroachment placed by the Lessee, or to the condition, equipment, maintenance, or use or occupation of the Leased Premises, including the making of any alteration, addition in or to any structure upon, connected with or appurtenant to the Leased Premises, whether or not such alterations be structural or be required on account of any particular use to which the Leased Premises or part thereof may be put and whether or not such requirement, regulation or order be of a kind now existing or within the contemplation of the parties hereto; and shall comply with any applicable regulation, recommendation or order of the Insurer's Advisory Organization, or any body having similar functions or of any liability or fire insurance company by which the Lessor and/or the Lessee may be insured.

18.      INDEMNIFICATIONS.

         Except if caused directly by the gross negligence of the Lessor, the Lessor shall not be liable nor responsible in any way for any injury of any nature whatsoever that may be suffered or sustained by the Lessee or any employee, agent or customer of the Lessee or any other person who may be upon the Leased Premises or for any loss of or damages to any property belonging to the Lessee or to its employees or to any other person while such property is on the Leased Premises and in particular (but without limiting the generality of the foregoing) the Lessor shall not be liable for any damage or damages of any nature whatsoever to any such property caused by the failure by reason of a breakdown or other cause, to supply adequate drainage, snow or ice removal, or by reason of the interruption of any public utility or services or in the event of steam, water, rain or snow which drainage pipes or plumbing works of the same, or from any other place or quarter or for any damage caused by anything done or omitted by any lessee, but the Lessor shall use all reasonable diligence to remedy such condition, failure or interruption of service when not directly or indirectly attributable to the Lessee, after notice of same, when it is within its power and obligation so to do. Nor shall the Lessee be entitled to any abatement of rental in respect of any such condition, failure or interruption of service.

         The Lessee will indemnify and save harmless the Lessor from and against all fines, liability, damages, suits, claims, demands and actions of any kind or nature which the Lessor shall or may become liable for or suffer by reason of any breach, violation or non-performance by the Lessee of any covenant, term or provision hereof or by reason of any injury (including death resulting at any time therefrom) or damage to property occasioned to or suffered by any person or persons including the Lessor by reason of any such breach, violation or non-performance or of any wrongful act, neglect or default on the part of the Lessee or any of its employees, officers, agents, suppliers, or invitees.

19.      ASSIGNMENT BY LESSOR

         Lessee hereby covenants and agrees that it will, if and whenever reasonably required by Lessor at Lessor's expense, consent to and become a party to any instrument or instruments permitting a mortgage or other encumbrance to be placed on the Leased Premises hereinabove described or any part thereof of which the leased Premises are a part as security for any



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indebtedness covered by the said mortgage or other encumbrance and subordinating this Lease to the said mortgage or encumbrance. Such consent by Lessee will not diminish the rights of Lessee under this Lease provided the Lessee is not in default under the terms and conditions of this Lease.

20.      FLOOR LOADING

         Lessee shall not bring upon the Leased Premises or any part thereof any machinery, equipment, article or thing that by reason of its weight or size might damage the Leased Premises and will not at any time overload the floors of the Leased Premises and if any damage is caused to the Leased Premises by any machinery, equipment, article or thing or by overloading or by any act, neglect or misuse on the part of Lessee or any of its invitees, agents or employees or any person having business with Lessee, Lessee will forthwith pay to Lessor the cost of making good the same.

21.      CONDITION OF LEASED PREMISES

         The Lessee acknowledges having examined the Leased Premises and accepts same in their present state, without any expressed or implied representation or warranties form the Lessor and without any warranties against apparent or latent defects and without any recourse against Lessor based on the nature, state or use of the Leased Premises or based on its utilization or the utilization's of the Leased Premises or part of same which could be affected.

22.      PERMITS, ETC.

         The Lessee shall obtain and maintain all necessary permits and licenses required for the occupancy and carrying on of its business, the Lessor making no warranties whatsoever regarding zoning, permits and licenses which may be required by the Lessee. Should the Lessee fail to obtain any required permit and/or license, it shall remain bound to perform its obligations under the present Lease.

23.      RULES AND REGULATIONS

         The Lessor shall have the right to make reasonable rules and regulations as in its discretion may from time to time be needful for the safety, care, cleanliness and proper administration of the Building including the Leased Premises, and for the preservation of good order therein, and the same shall be observed and performed by the Lessee and by the clerks, servants, employees, agents, invitees and customers, of the Lessee, and all such rules and regulations now or hereafter to be established by the Lessor as herein provided shall form part of this Lease as if now set forth at length herein.

24.      ACCESS TO LEASED PREMISES

         A) The Lessee, its employees, agents and customers will have access to the Leased Premises at all times; should the Lessee, its employees, agents and customers wish to use any land of the Lessor adjacent to the Leased Premises to enter or leave the Leased Premises, they undertake to use at their risk the way specifically designated for such



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         purpose by the Lessor, and they may also use at their risk and in common with others, the roadways, parking and shipping areas designated by the Lessor, if provided;

         B) The Lessor reserves the right to change or relocate the said roadways, parking or shipping areas, at its convenience and in its sole discretion;

         C) The Lessee will not use the said roadways, parking or shipping areas for any other purpose except for parking in the spaces designated or as access to the Leased Premises or shipping areas as designated by the Lessor;

         D) The Lessee, its employees, agents and customers may at their risk use, in common with others who will have obtained the permission of the Lessor, all common corridors, stairways, or vestibules of the Building providing access to the Leased Premises, if available, as well as common parking and access roads to the Building;

         E) The Lessor will with reasonable diligence maintain all such common access roads, parking areas, shipping areas, corridors, stairways, vestibules, or other common areas giving access to the Leased Premises and the Lessee will pay to the Lessor all such maintenance costs as provided for in Article 6(c) hereof.

25.  INCONVENIENCE

The Lessee will not hold the Lessor in any way responsible for any damages or annoyance which the Lessee may sustain through the fault of any third parties who occupy any premises adjacent to, near or above the Leased Premises, and not use the Leased Premises for any purpose, notwithstanding anything stated herein, which may cause noise, disturbance or noxious odor, to the discomfort of the Lessor and neighbours.

26.  EXPROPRIATION

In the event that all or part of the Leased Premises are expropriated, which would prevent the use or occupation of the inside floor space of the building (which forms the major part of the Leased Premises), in whole or in part, then the Lessee shall be entitled to a diminution of the rental payable hereunder during the period and for the area of eviction only. Such diminution of rent shall be reckoned from the date the Lessee is forced to vacate the said inside floor space and shall be calculated on a pro-rata basis, the whole without any other claims by the Lessee against the Lessor for any loss or damages occasioned by said eviction and/or loss of use.

27.  EXTENSIONS & LOCATION

The Lessor shall have the right at its option and from time to time during the Lease terms to make extensions and/or additions and/or to add one or more additional floors onto all or part of the building comprising the Leased Premises.

In the event the Lessee exercises said option, the Lessee agrees to permit the Lessor to install and/or to extent and/or to add the required improvements including supports, beams, wiring, piping, stairways, elevators, ramps, vents, ducts, shafts and openings for view or light and the like and to close all borrowed lights and the windows and openings which may be required to be closed as a consequence of such construction, the whole without any claims for disturbance and/or inconveniences and the like which may be caused to the Lessee, provided always that the


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required work is carried out within a reasonable delay and that this clause shall not absolve or release the Lessor from liability in respect for damages or any loss caused to the Lessee as a consequence of any act of the Lessor, its employees or representatives as a consequence of said additions and/or extensions and provided that the Lessee shall be granted a proportionate reduction in rent as compensation for loss of use of its inside floor space (during the period and for the area of loss only). All the foregoing without any other claims by the Lessee against the Lessor for damages and loss of use.

In the event any such change results in additional land being utilized to service the Building, as such additional land shall be deemed included in the land appurtenant to the Building for all purposes. In the event any change contemplated herein results in a change in the rentable area of the Building, the Lessee's Proportionate Share shall be modified accordingly.

Lessor shall furthermore have the right at any time or from time to time, either during the term of the Lease or prior to the date of coming into force thereof, to change the location of the Leased Premises, containing approximately the same area, by giving Lessee a thirty (30) days written notice. Should the Lessor desire to move Lessee, the cost of moving Lessee's equipment, furniture and the like shall be made at Lessor's expense, the Lessee to have no claims against Lessor for business interruption, inconvenience and the like.

Should the Lessee's remaining Term in the new location be less than six (6) months and Lessee and Lessor have not agreed on an extension then Lessee shall have the right to cancel this Lease at its sole discretion.

28.  SECURITY DEPOSIT

Any prepaid rent or security deposit or other security given to the Lessor shall be security for the performance of all of the obligations of the Lessee under this Lease or any renewal or extension thereof.

In the event of the termination or cancellation of this Lease or of any extension or renewal thereof prior to the contractual termination date by the fault of the Lessee, then any prepaid rent or sums remitted to the Lessor as security shall vest with the Lessor without prejudice to the Lessor's claim for accelerated rent or damages or other sums due.

29.  COLLECTION

Should any rental payments an/or any sums due under this Lease be unpaid for more than ten (10) days, or cheques covering same be returned by the bank, Lessee agrees to remit a further amount equivalent to fifteen percent (15.0%) of that late or returned payment to cover Lessor's administrative costs. Such additional sums shall be payable in addition to any costs which the Lessee is obliged by law to pay to its attorneys and in addition to any damage for which the Lessee may be liable to the Lessor. Such additional sums shall be deemed to be additional rent and may be collected as such.

30.  WAIVER

The failure of Lessor to insist upon a strict performance of any of the agreements, terms, covenants and conditions hereof shall not be deemed a waiver of any rights or remedies that



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Lessor may have and shall not be deemed a waiver of any subsequent breach or default in any such agreements, terms, covenants and conditions.

31.  NOTICES

Any notice or demand given by Lessor to Lessee shall be deemed to be duly given when served upon Lessee personally, or when left upon the Leased Premises, or when sent by telecopier, or when mailed to Lessee at the address of the Leased Premises.

Lessee elects domicile at the Leased Premises for the purpose of service of all notices, writ of summons or other legal documents in any suit at law, action or proceeding which Lessor may take under this Lease.

Any notice of demand given by Lessee to Lessor shall be deemed to be duly given when served upon Lessor personally or when mailed to Lessor at the address designated by Lessor for purposes of payment of the rent hereunder.

32.  DESCRIPTIVE HEADINGS

The descriptive headings of this Lease are inserted for convenience in reference only and do not constitute a part of this Lease.

33.  INTERPRETATION

This Lease shall be construed and governed by the laws of the Province of Ontario. Should any of the provisions of this Lease and/or its conditions be illegal or not enforceable under the Laws of the Province of Ontario, it or they shall be considered severable and the Lease and its conditions shall remain in force and be binding upon the parties as though the said provision or provisions had never been included.

Words importing the singular number only shall include the plural and vice-versa and words importing the masculine gender shall include the feminine gender and words importing persons shall include firms and unless the contrary intention appears, the words "Lessor" and "Lessee" wherever they appear in this Lease shall mean respectively "Lessor, its executors, administrators, successors and/or assigns", and "Lessee, its executors, administrators, successors and/or assigns".

34.  LANGUAGE

The parties hereby confirm that they have requested that the present document be drafted in the English language.

Les parties confirment par les presentes qu ils ont demande que le present document soit redige dans la langue anglaise.

35.  PRIOR AGREEMENTS

The present Lease cancels and supersedes any and all prior leases and agreements, written or otherwise, entered into between the Lessor and the Lessee regarding the premises leased



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hereunder. This Lease and such rules and regulations as may be adopted and promulgated by the Lessor from time to time constitute the entire agreement between the parties.

36.  OPTION TO RENEW

Provided the Lessee is not in default and on the condition that the Lessee has fully complied with all of its obligations under its present Lease, the Lessee shall have the right to renew its lease for a further periods of one (1) year each, commencing October 1, 2008 under the same terms and conditions, save for the rental which shall be increased either (i) three percent (3%), or (ii) in proportion to the Index (as defined below) that has occurred between the current year and the immediately preceding year; whichever is higher, but in no event shall the increase exceed five percent (5%) in any give year. The term "Index" means the Consumer price index, 1996 classification, monthly indexes, for the province of Ontario, as prepared by Statistics Canada . If the format or components of the index are materially changed after the execution of this Lease, Lessor shall substitute an index which is published by the bureau of Labor Statistics or similar agency which in the Lessor's judgment is equivalent to the Index in effect on the date of this Lease. Lessor shall notify Lessee of the substituted index that shall be used to calculate the increase in the Base Rent. In order to exercise this Option to Renew, the Lessee must provide the Lessor written notice of Lessee's intention to renew its Lease, no later than six (6) months prior to the expiration of said Lease, failing which this Option to Renew shall be considered null and void and of no further effect.


IN WITNESS WHEREOF THE PARTIES HERETO HAVE SIGNED THE FOREGOING DEED OF LEASE ON THE _________ DAY OF _____________________________, 1998.


GRIFFITH LABORATORIES LIMITED               GRIFFITH MICRO SCIENCE LIMITED



By: ______________________________          By: ______________________________

Title: _____________________________        Title: _____________________________










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